EXHIBIT 99.1
HEALTHCARE SERVICES GROUP, INC.
DECLARES FOURTH QUARTER 2006 CASH DIVIDEND
Bensalem, PA — January 23, 2007- Healthcare Services Group, Inc. (NASDAQ-HCSG)
     Our Board of Directors has declared a regular quarterly cash dividend of $.14 per common share, payable on February 14, 2007 to shareholders of record at the close of business February 5, 2007. This dividend represents an 8% increase over the dividend declared for the 2006 third quarter and a 40% increase over the 2005 same period payment. It is the fifteenth consecutive regular quarterly cash dividend payment, as well as the fourteenth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
     We have a Dividend Reinvestment Plan available for shareholders to apply their dividends to the purchase of the Company’s common stock.
     We intend to release our results for the three months (unaudited) and year ended (audited) December 31, 2006 during the week of February 16, 2007.
     The Company announced that it will make a presentation on February 14, 2007 regarding the Company at the “UBS Warburg Global Healthcare Services Conference” at the Grand Hyatt in New York City. Additionally, this presentation will be audio webcast at www.ibb.ubs.com.

Dividend Declaration Release	January 23, 2007 Page 2 of 3
Forward Looking Statements/Risk Factors
This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 18% of 2006 annual revenues ( the client completed its previously announced merger on March 14, 2006); risks associated with our recent acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims’ experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005 in Part I thereof under “Government Regulation of Clients”, “Competition” and “Service Agreements/Collections” and “Risk Factors”. Many of our

Dividend Declaration Release	January 23, 2007 Page 3 of 3
clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the future. Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.
     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney Chairman and Chief Executive Officer 215-639-4274	Thomas Cook President and Chief Operating Officer 215-639-4274